Exhibit 10.78

Far Eastern International Bank

Credit Terms / Financial Transaction Terms Agreement (exclusively for corporate finance purpose)

Customer: CHINA UNITED INSURANC SERVICE, INC.

Agreement No.:

Credit Line: US $2,500,000.00

Term of Agreement: November 7th, 2018 to November 7th, 2019

Regional Supervisor: Yao-Jhang Lin Business Supervisor: Handling Officer: Yan Ru Huang

This Agreement is made by and between the following parties:

China United Insurance Service, Inc. (the “Customer”)

Far Eastern International Bank Co., Ltd. (including the headquarter and its branches) (“FEIB”)

The Customer applies for loan / financial transaction service to FEIB with the joint and several guarantor (“Guarantor”, Guarantor shall sign the guarantee agreement ). The Customer has requested and has further signed a ☒ Comprehensive Credit Facilities Master Agreement / ☐ Comprehensive Financial Transaction Agreement. The Customer and Guarantor agree that aforementioned master agreement provides the general terms and conditions governing the loan / financial transactions between the Customer FEIB, as well as governing the joint and several guarantee provided by Guarantor. The Customer also agrees that without violating the nature of the transactions contemplated by this Agreement and applicable laws and regulations of the competent authority of FEIB, FEIB may, upon the application of the Customer, exchange New Taiwan Dollars for foreign currency in the equivalent amount and vice versa for disbursement of loans, at the spot selling rate then posted by FEIB as the exchange rate unless otherwise stipulated, while the relevant terms and conditions of the loan / financial transactions and that of the Guarantee shall be in accordance with this Agreement. Now, therefore, the parties hereby agree as follows. However, if FEIB does not approve the commitment fees or fails to receive the approved commitment fees on schedule, or the creditworthiness of the Customer deteriorates or is likely to deteriorate, FEIB may cancel any undrawn amount at any time and the Customer shall raise no objection.

Loan / Financial Transaction Terms and Conditions (for the purposes of this section, “the Bank” refers to FEIB):

I. Credit Type and Facility

Short Term Loan of US$_2,500,000, including the limits for the following items:

a.      Short-Term Loan: US$_2,500,000.

b.      Short-Term Collateral Loan: US$_2,500,000.

II. Tenor

1. Duration of Credit granted is a year commencing from the date of the agreement.

2. Utilization shall be made within one year commencing from the date of the agreement. However, the signing should be made within 90 days since the date of approval; the Bank would not accept it when it’s overdue.

3. Each utilization shall be repaid within 180 days.

III. Interest Rates

1. With respect to US Dollars, interest rate shall be TAIFX3 for a period equal to the term of the utilization or the next longer tenor which rates are quoted, plus 0.85%, whichever rate is higher, with margin to be adjusted twice every three months and may be negotiated on a case-by-case basis on the Bank’s funding cost.

2. With respect to other currencies, they will be negotiated on a case-by-case basis based on the Bank’s funding cost.

IV. Utilization

Utilized on a revolving basis.

V. Repayment

Interest is paid monthly and the principal shall be repaid upon maturity.

VI. Joint and Several Guarantor

Law Insurance Broker Co. Ltd. shall provide joint and several guarantee.

VII. Promissory Note evidencing the Facility

The Borrower(s) and the joint and several guarantor shall co-issue a promissory note in the amount of the facility extended hereunder and deliver same to the Bank.

VIII. Security

1.     Request for O/S 100% of same currency reserved account deposit, or O/S 110% of different currency reserved account deposit, or certificate of deposit with the Bank as the Borrower’s pledge.

2.     Request for O/S 100% same currency certificate of deposit with the Bank as the Borrower’s pledge.

IX. Miscellaneous

1.      Provide monthly exchange rate review of different currency deposit (based on the closing exchange rate of the review day). If the value of foreign currency certificate of deposit falls below 105%, the difference shall be repaid in full within 5 business days into the reserved account or certificate of deposit pledge account or the Borrower shall repay the portion of loan with insufficient security.

2.     Any matter not covered herein shall be resolved by reference to the Bank’s credit line related policies.

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Date of verification	Place of verification	Verified by (signature)
November 7th, 2018	5F., No.311, Sec. 3, Nanjing E. Rd., Songshan Dist., Taipei City 105,	Yan Ru Huang(signed)

Signed by:

Bank:

Far Eastern International Bank (seal)

Customer:

China United Insurance Service, Inc. (registered seal)

Legal Representative: /s/ Yi-Hsiao Mao

Address: 7F., No.311, Sec. 3, Nanjing E. Rd., Songshan Dist., Taipei City 105

Customer and Guarantor:

Law Insurance Broker Co. Ltd. (registered seal)

Legal Representative: /s/ Shu-Fen Lee

Address: 5F., No.311, Sec. 3, Nanjing E. Rd., Songshan Dist., Taipei City 105, Taiwan (R.O.C.)

Note 1: If a party to this Agreement is a minor or other person without full legal capacity, this Agreement shall be signed in person by his legal representative.

Note 2: For the purposes of this Agreement, the Guarantor refers to a person providing security other than in the form of such negotiable securities as stocks, bonds, certificates of deposit, or beneficial certificates. Persons providing security in the form of such negotiable securities as stocks, bonds, certificates of deposit, or beneficial Certificates shall submit a security provision agreement as required.

Note 3: For the resolution of disputes and avenues of complaints arising out of this Agreement, please refer to the FEIB website.

Date: November 7th , 2018